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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date Of Report (Date Of Earliest Event Reported): May 27, 2005

                        CLEAR CHANNEL COMMUNICATIONS, INC
             (Exact Name of Registrant as Specified in its Charter)

                                      Texas
                 (State or Other Jurisdiction of Incorporation)


           001-09645                                     74-1787539
   (Commission File Number)                   (IRS Employer Identification No.)


                                200 E. Basse Road
                              San Antonio, TX 78209
          (Address of Principal Executive Offices, Including Zip Code)

                                  210-822-2828
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17CFR240.13e-4(c))





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                    INFORMATION TO BE INCLUDED IN THIS REPORT

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective September 30, 2005, Brian E. Becker, formerly the President and Chief Executive Officer of SFX Entertainment, Inc., d/b/a Clear Channel Entertainment ("CCE"), a wholly owned subsidiary of Clear Channel Communications, Inc., and Clear Channel entered into a Separation Agreement and General Release, pursuant to which Mr. Becker resigned from his positions. Pursuant to applicable federal law, Mr. Becker has until October 7, 2005 to revoke the Separation Agreement and General Release. CCE agreed to pay Mr. Becker a gross amount of $925,000.00, less applicable taxes and lawful deductions, payable in two installments. The first installment of $800,000 will be paid in October 2005. The second installment of $125,000 will be paid in January 2006. CCE has also agreed to pay Mr. Becker an amount based on the percentage increase in CCE's earnings before interest, taxes, depreciation and amortization for both the 2005 calendar year and a portion of 2006. To the extent they were not already vested, Mr. Becker's stock options exercisable for shares of Clear Channel's common stock became fully vested on the date of the Separation Agreement and General Release. CCE has agreed to retain Mr. Becker as a consultant in exchange for a $1,000 per month fee until the earlier of the time he exercises all of the stock options granted to him under CCE option plans or until October 8, 2008. Mr. Becker reaffirmed his confidentiality obligations as originally set forth under Section 4 of his Employment Agreement. Mr. Becker also reaffirmed his non-competition obligations set forth under Section 5 of his Employment Agreement. However, Clear Channel, CCE and Mr. Becker agreed that the non-competition covenant would only apply to Mr. Becker through April 29, 2006. Mr. Becker released Clear Channel and CCE from any claims, subject to certain exceptions.

Effective May 27, 2005, Roger Parry and Clear Channel Outdoor, Inc. ("CCO"), a wholly owned subsidiary of Clear Channel, entered into a letter agreement pursuant to which Mr. Parry resigned his position as Chief Executive Officer of Clear Channel International. From June 1, 2005 through May 31, 2006, CCO agreed to pay Mr. Parry a base salary of Pound Sterling37,493.75 per month, a car allowance of Pound Sterling3,124.50 per month. In addition, Mr. Parry is eligible to receive a performance based bonus over the same time period. From June 1, 2005 through May 31, 2006, Mr. Parry will continue to have the right to participate in employee benefit plans as in effect on the effective date of the letter agreement. Beginning on June 1, 2006 through May 31, 2009, Mr. Parry will continue to be employed by CCO as a non-executive level employee at a salary of Pound Sterling2,000.00 per month. After May 31, 2006, Mr. Parry will no longer be eligible to receive bonus compensation. Mr. Parry agreed to certain non-competition covenants during the term of the letter agreement.

ITEM 1.02   TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

As a part of the Separation Agreement and General Release between the Company, CCE and Mr. Becker described under Item 1.01 above, the Company, CCE and Mr. Becker have agreed that the Employment Agreement dated March 21, 2001, as amended by that certain amendment dated February 12, 2004, and Mr. Becker's employment thereunder, was terminated effective as of September 30, 2005.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CLEAR CHANNEL COMMUNICATIONS, INC.

Date: October 6, 2005                By: /s/ Herbert W. Hill, Jr.
                                         ------------------------------------
                                         Herbert W. Hill, Jr.
                                         Sr. Vice President/Chief Accounting
                                         Officer